Exhibit 23(a)


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               Jorden Burt Boros Cicchetti Berenson & Johnson LLP

                                 Suite 400 East

                         1025 Thomas Jefferson St., N.W.

                             Washington, D.C. 20007

                                 (202) 965-8100

                                  April 3, 2000

First Great-West Life & Annuity Insurance Company
125 Wolf Road

Albany, NY 12205

Re: Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 File No. 333-25269

Ladies and Gentlemen:

        We have acted as counsel to First Great-West Life & Annuity Insurance Company, a New York corporation, regarding the federal securities laws applicable to the issuance and sale of the Contracts described in the above-referenced registration statement. We hereby consent to the reference to us under the heading "Legal Matters" in the prospectus filed today with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                    Very truly yours,

             /s/ Jorden Burt Boros Cicchetti Berenson & Johnson LLP
               JORDEN BURT BOROS CICCHETTI BERENSON & JOHNSON LLP